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                                                                      EXHIBIT 12



                          CAPSTEAD MORTGAGE CORPORATION
                  COMPUTATION OF RATIO OF EARNINGS TO COMBINED
                   FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
                          (IN THOUSANDS, EXCEPT RATIOS)
                                   (UNAUDITED)



(a) Computation of ratio of earnings to combined fixed charges and preferred stock dividends (including CMO debt):

                                                              YEAR ENDED DECEMBER 31
                                      -----------------------------------------------------------------------
                                         2002           2001           2000            1999           1998
                                      ----------     ----------     ----------      ----------     ----------
Fixed charges                         $  169,148     $  362,327     $  540,605      $  502,933     $  673,233
Preferred stock dividends                 20,362         20,446         24,260          22,556         22,342
                                      ----------     ----------     ----------      ----------     ----------
Combined fixed charges and
  preferred stock dividends           $  189,510     $  382,773     $  564,865      $  525,489     $  695,575
                                      ==========     ==========     ==========      ==========     ==========

Fixed charges                         $  169,148     $  362,327     $  540,605      $  502,933     $  673,233
Net income (loss)                         96,123        106,276        (51,486)         57,909       (234,764)
                                      ----------     ----------     ----------      ----------     ----------

                                      $  265,271     $  468,603     $  489,119      $  560,842     $  438,469
                                      ==========     ==========     ==========      ==========     ==========
Ratio of earnings to combined
  fixed charges and preferred
  stock dividends                         1.40:1         1.22:1         0.87:1          1.07:1         0.63:1
                                      ==========     ==========     ==========      ==========     ==========


(b) Computation of ratio of earnings to combined fixed charges and preferred stock dividends (excluding CMO debt):

                                                              YEAR ENDED DECEMBER 31
                                      -----------------------------------------------------------------------
                                         2002           2001           2000            1999           1998
                                      ----------     ----------     ----------      ----------     ----------
Fixed charges                         $   53,079     $  164,422     $  303,126      $  232,852     $  332,985
Preferred stock dividends                 20,362         20,446         24,260          22,556         22,342
                                      ----------     ----------     ----------      ----------     ----------
Combined fixed charges and
  preferred stock dividends           $   73,441     $  184,868     $  327,386      $  255,408     $  355,327
                                      ==========     ==========     ==========      ==========     ==========

Fixed charges                         $   53,079     $  164,422     $  303,126      $  232,852     $  332,985
Net income (loss)                         96,123        106,276        (51,486)         57,909       (234,764)
                                      ----------     ----------     ----------      ----------     ----------

                                      $  149,202     $  270,698     $  251,640      $  290,761     $   98,221
                                      ==========     ==========     ==========      ==========     ==========
Ratio of earnings to combined
  fixed charges and preferred
  stock dividends                         2.03:1         1.46:1         0.77:1          1.14:1         0.28:1
                                      ==========     ==========     ==========      ==========     ==========